Exhibit 11



                               GALEY & LORD, INC.
                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS


Computation of Average Shares Outstanding (In Thousands):



                                         Three Months Ended                   Six Months Ended
                                      Mar. 29, 1997     Mar.30, 1996        Mar. 29, 1997    Mar. 30, 1996

Average Common Shares
     Outstanding                          11,598           11,742              11,587            11,752

Add Dilutive Options                         454              186                 371               217
                                        --------         --------            --------          --------

Primary Average Shares                    12,052           11,928              11,958            11,969

Incremental Shares Arising
     from Full Dilution
     Assumption                                7               19                  41                 9
                                         -------        ---------            --------          --------

Average Shares Assuming
     Full Dilution                        12,059           11,947              11,999            11,978
